Exhibit 99.1

Diodes Incorporated Reports Record Fourth Quarter and Fiscal 2021 Financial Results

Achieves Record Gross Margin of 39.7% in Fourth Quarter; Record Annual Revenue of $1.8 Billion with 47% Growth, Record Gross Profit of $670 Million with 56% Growth and Record GAAP EPS of $5.00 with 166% Growth

Plano, Texas – February 9, 2022 -- Diodes Incorporated (DIODES™) (Nasdaq: DIOD) today reported its financial results for the fourth quarter and fiscal year ended December 31, 2021.

Fourth Quarter and Recent Highlights

•
Revenue was a record $480.2 million, increasing 37.0 percent from $350.4 million in the fourth quarter 2020 and 1.9 percent from $471.4 million in the third quarter 2021;
•
GAAP gross profit was a record $190.7 million, increasing 55.4 percent from $122.7 million in the fourth quarter 2020 and 5.2 percent from $181.2 million in the third quarter 2021;
•
GAAP gross profit margin was a record 39.7 percent, an increase of 470 basis points from the 35.0 percent in the fourth quarter 2020 and 130 basis points from the 38.4 percent in the third quarter 2021;
•
GAAP net income was $65.5 million, compared to $29.7 million in the fourth quarter 2020 and $68.4 million in the third quarter 2021;
•
Non-GAAP adjusted net income was a record $73.3 million, compared to $37.3 million in the fourth quarter 2020 and $67.3 million in the third quarter 2021;
•
GAAP EPS was $1.43 per diluted share, a 142 percent improvement from the $0.59 per diluted share in the fourth quarter 2020 and a 4.7 percent decrease compared to $1.50 per diluted share in the third quarter 2021;
•
Non-GAAP EPS was a record $1.60 per diluted share, a 116 percent improvement from the $0.74 per diluted share in the prior year quarter and an 8.8 percent increase from the $1.47 per diluted share last quarter;
•
Excluding $6.5 million, net of tax, of non-cash share-based compensation expense, both GAAP and non-GAAP earnings per share would have increased by $0.14 per diluted share;
•
EBITDA was a record $139.0 million, or 28.9 percent of revenue, compared to $67.1 million, or 19.2 percent of revenue, in the fourth quarter 2020 and $114.5 million, or 24.3 percent of revenue, in the third quarter 2021; and
•
Achieved cash flow from operations of $77.6 million and $22.5 million of free cash flow, including $55.0 of capital expenditures. Net cash flow was a positive $82.0 million.

Year 2021 Highlights

•
Revenue grew to a record $1.81 billion, an increase of 46.9 percent over the $1.23 billion in 2020;
•
GAAP gross profit was a record $670.4 million, a 55.5 percent increase from $431.1 million in the prior year;
•
GAAP gross profit margin improved 200 basis points to 37.1 percent from 35.1 percent in 2020;
•
GAAP operating income increased 105.4 percent to a record $276.0 million, or 15.3 percent of revenue, compared to $134.3 million, or 10.9 percent of revenue, in 2020;

•
GAAP net income was a record $228.8 million, an increase of 133 percent from the $98.1 million last year;
•
Non-GAAP adjusted net income was a record $237.2 million, an increase of 93.3 percent from the $122.7 million in 2020;
•
GAAP EPS was a record $5.00 per diluted share, a 166 percent improvement from the $1.88 per diluted share in 2020;
•
Non-GAAP EPS was a record $5.18 per diluted share, a 120 percent improvement from the $2.35 per diluted share in 2020;
•
Excluding $26.2 million, net of tax, non-cash share-based compensation expense, both GAAP net income and non-GAAP adjusted net income would have increased by $0.57 per diluted share;
•
EBITDA improved 82.1 percent to a record $434.6 million, or 24.1 percent of revenue, compared to $238.6 million, or 19.4 percent of revenue in 2020; and
•
Achieved a record $338.5 million cash flow from operations and a record $197.3 million of free cash flow, including $141.2 million of capital expenditures, or 7.8 percent of revenue. Net cash flow was a positive $46.3 million, which includes the pay down of $152.6 million of long-term debt.

Commenting on the results, Dr. Keh-Shew Lu, Chairman, President and Chief Executive Officer, stated, “DIODES had a record year in 2021, reflecting a culmination of sustained execution that consisted of five consecutive quarters of record revenue as well as seven consecutive quarters of adjusted earnings growth. In fact, full year revenue grew 47% with GAAP earnings per share expanding 166% and adjusted earnings per share expanding 120%, demonstrating the significant operating leverage in our model.

“Additionally, gross margin expanded 610 basis points from the first quarter of 2021, the first full quarter after completing the LITE-ON Semiconductor (LSC) acquisition, to the fourth quarter of 2021. This increase was driven by a combination of product mix improvements, manufacturing efficiencies and improved loading. Also contributing to our ongoing margin expansion has been the achievement of five consecutive quarters of record Pericom revenue, three consecutive quarters of record industrial revenue as well as six consecutive quarters of record automotive revenue, which grew 59% in 2021 over the prior year and reached a record 12 percent of total revenue for the full year.

“With full year revenue of $1.8 billion and gross profit of $0.7 billion, 2021 represented a significant step toward our 2025 targets of $1 billion in gross profit on $2.5 billion revenue and 40% gross margin. In addition to the manufacturing synergies provided by the LSC acquisition over this past year, we expect to realize expanded synergies across our product portfolio, customers and end markets in the coming years to drive additional revenue growth and gross margin expansion.”

Fourth Quarter 2021

Revenue for fourth quarter 2021 was a record $480.2 million, increasing 37.0 percent from $350.4 million in the fourth quarter 2020 and 1.9 percent from $471.4 million in the third quarter 2021.

GAAP gross profit for the fourth quarter 2021 was a record $190.7 million, or a record 39.7 percent of revenue, increasing from $122.7 million, or 35.0 percent of revenue, in the fourth quarter of 2020 and $181.2 million, or 38.4 percent of revenue, in the third quarter 2021.

GAAP operating expenses for fourth quarter 2021 were $104.7 million, or 21.8 percent of revenue, and on a non-GAAP basis were $100.1 million, or 20.8 percent of revenue, which excludes $4.1 million of amortization of acquisition-related intangible asset expenses and $0.6 million of acquisition-related costs. GAAP operating expenses in the fourth quarter 2020 were $82.9 million, or 23.7 percent of revenue, and in the third quarter 2021 were $104.0 million, or 22.1 percent of revenue.

Fourth quarter 2021 GAAP net income was $65.5 million, or $1.43 per diluted share, compared to GAAP net income in the fourth quarter 2020 of $29.7 million, or $0.59 per diluted share, and GAAP net income of $68.4 million, or $1.50 per diluted share, in the third quarter 2021.

Fourth quarter 2021 non-GAAP adjusted net income was a record $73.3 million, or $1.60 per diluted share, which excluded, net of tax, $3.3 million of acquisition-related intangible asset costs, $0.4 million of acquisition-related costs, $13.5 million of costs related to certain LSC investments, and a $9.4 million gain on sale of a manufacturing subsidiary. This compares to non-GAAP adjusted net income of $37.3 million, or $0.74 per diluted share, in the fourth quarter 2020 and $67.3 million, or $1.47 per diluted share, in the third quarter 2021.

The following is an unaudited summary reconciliation of GAAP net income to non-GAAP adjusted net income and per share data, net of tax (in thousands, except per share data):

Three Months Ended
December 31, 2021
GAAP net income	$65,513

GAAP diluted earnings per share	$1.43

Adjustments to reconcile net income to non-GAAP net income:

Amortization of acquisition-related intangible assets	3,329

Acquisition-related costs	435

LSC investments related	13,461

Gain on sale of manufacturing subsidiary	(9,446)

Non-GAAP net income	$73,292

Non-GAAP diluted earnings per share	$1.60

Note: Throughout this release, we refer to “net income attributable to common stockholders” as “net income.”

(See the reconciliation tables of GAAP net income to non-GAAP adjusted net income near the end of this release for further details.)

Included in fourth quarter 2021 GAAP net income and non-GAAP adjusted net income was approximately $6.5 million, net of tax, of non-cash share-based compensation expense. Excluding share-based compensation expense, both GAAP earnings per share (“EPS”) and non-GAAP adjusted EPS would have increased by $0.14 per diluted share for the fourth quarter 2021, $0.10 for fourth quarter 2020 and $0.18 for the third quarter 2021.

EBITDA (a non-GAAP measure), which represents earnings before net interest expense, income tax, depreciation and amortization, in fourth quarter 2021 was a record $139.0 million, or 28.9 percent of revenue, increasing from $67.1 million, or 19.1 percent of revenue, in fourth quarter 2020 and $114.5 million, or 24.3 percent of revenue, in third quarter 2021. For a reconciliation of GAAP net income to EBITDA, see the table near the end of this release for further details.

For fourth quarter 2021, net cash provided by operating activities was $77.6 million. Net cash flow was a positive $82.0 million. Free cash flow (a non-GAAP measure) was $22.5 million, which includes $55.0 million of capital expenditures.

Balance Sheet

As of December 31, 2021, the Company had approximately $373 million in cash and cash equivalents, restricted cash, and short-term investments. Total debt (including long-term and short-term) amounted to approximately $301 million and working capital was approximately $717 million.

The results announced today are preliminary and unaudited, as they are subject to the Company finalizing its closing procedures and completion of the Company’s 2021 annual audit by its independent registered public accounting firm. As such, these results are subject to revision until the Company files its Form 10-K for the year ending December 31, 2021.

Business Outlook

Dr. Lu concluded, “For the first quarter of 2022, we expect revenue to be approximately $480 million, plus or minus 3 percent, which at the mid-point is better than typical seasonality of down 5 percent. We expect GAAP gross margin on a consolidated basis to be 39.7 percent, plus or minus 1 percent. Non-GAAP operating expenses, which are GAAP operating expenses adjusted for amortization of acquisition-related intangible assets, are expected to be approximately 21.0 percent of revenue, plus or minus 1 percent. We expect net interest expense to be approximately $1.4 million. Our income tax rate is expected to be 18.4 percent, plus or minus 3 percent, and shares used to calculate diluted EPS for the first quarter are anticipated to be approximately 46.3 million.”

Purchase accounting adjustments related to amortization of acquisition-related intangible assets of $3.3 million, after tax, for previous acquisitions is not included in these non-GAAP estimates.

Conference Call

DIODES will host a conference call on Wednesday, February 9, 2022, at 4:00 p.m. Central Time (5:00 p.m. Eastern Time) to discuss its fourth quarter and full year financial results. Investors and analysts may join the conference call by dialing 1-855-232-8957 and providing the confirmation code 5962018. International callers may join the teleconference by dialing +1-315-625-6979 and entering the same confirmation code at the prompt. A telephone replay of the call will be made available approximately two hours after the call and will remain available until February 16, 2022 at midnight Central Time. The replay number is 1-855-859-2056 with a pass code of 5962018. International callers should dial +1-404-537-3406 and enter the same pass code at the prompt.

Additionally, this conference call will be broadcast live over the Internet and can be accessed by all interested parties on the Investors’ section of DIODES' website at http://www.diodes.com. To listen to the live call, please go to the investors’ section of DIODES’ website and click on the conference call link at least 15 minutes prior to the start of the call to register, download and install any necessary audio software. For those unable to participate during the live broadcast, a replay will be available shortly after the call on DIODES' website for approximately 90 days.

About Diodes Incorporated

Diodes Incorporated (Nasdaq: DIOD), a Standard and Poor’s SmallCap 600 and Russell 3000 Index company, delivers high-quality semiconductor products to the world’s leading companies in the consumer electronics, computing, communications, industrial, and automotive markets. We leverage our expanded product portfolio of discrete, logic, analog, and mixed-signal products and leading-edge packaging technology to meet customers’ needs. Our broad range of application-specific solutions and solutions-focused sales, coupled with worldwide operations of 31 sites, including engineering, testing, manufacturing, and customer service, enables us to be a premier provider for high-volume, high-growth markets. For more information visit www.diodes.com

Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995: Any statements set forth above that are not historical facts are forward-looking statements that involve risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. Such statements include statements containing forward-looking words such as “expect,” “anticipate,” “aim,” “estimate,” and variations thereof, including without limitation statements, whether direct or implied, regarding expectations of that for the first quarter of 2022, we expect revenue to increase to approximately $480 million plus or minus 3 percent; we expect GAAP gross margin to be 39.7 percent, plus or minus 1 percent; non-GAAP operating expenses, which are GAAP operating expenses adjusted for amortization of acquisition-related intangible assets, are expected to be approximately 21.0 percent of revenue, plus or minus 1 percent; we expect non-GAAP net interest expense to be approximately $1.4 million; we expect our income tax rate to be 18.4 percent, plus or minus 3 percent; shares used to calculate diluted EPS for the first quarter are anticipated to be approximately 46.3 million. Potential risks and uncertainties include, but are not limited to, such factors as: the risk that the COVID-19 pandemic may continue and have a material adverse effect on customer demand and staffing of our production, sales and administration facilities; the risk that such expectations may not be met; the risk that the expected benefits of acquisitions may not be realized or that integration of acquired businesses may not continue as rapidly as we anticipate; the risk that the cost, expense, and diversion of management attention associated with the LSC acquisition may be greater than we currently expect; the risk that we may not be able to maintain our current growth strategy or continue to maintain our current performance, costs, and loadings in our manufacturing facilities; the risk that we may not be able to increase our automotive, industrial, or other revenue and market share; risks of domestic and foreign operations, including excessive operating costs, labor shortages, higher tax rates, and our joint venture prospects; the risks of cyclical downturns in the semiconductor industry and of changes in end-market demand or product mix that may affect gross margin or render inventory obsolete; the risk of unfavorable currency exchange rates; the risk that our future outlook or guidance may be incorrect; the risks of global economic weakness or instability in global financial markets; the risks of trade restrictions, tariffs, or embargoes; the risk that the coronavirus outbreak or other similar epidemics may harm our domestic or international business operations to a greater extent than we currently anticipate; the risk of breaches of our information technology systems; and other information, including the “Risk Factors” detailed from time to time in DIODES’ filings with the United States Securities and Exchange Commission.

DIODES is a trademark of Diodes Incorporated in the United States and other countries.

Company Contact:	Investor Relations Contact:
Diodes Incorporated	Shelton Group
Gurmeet Dhaliwal	Leanne Sievers
Director, IR & Corporate Marketing	President, Investor Relations
P: 408-232-9003	P: 949-224-3874
E: Gurmeet_Dhaliwal@diodes.com	E: lsievers@sheltongroup.com

DIODES INCORPORATED AND SUBSIDIARIES

CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS

(unaudited)

(in thousands, except per share data)

	Three Months Ended		Twelve Months Ended
	December 31		December 31
	2021	2020	2021	2020
Net sales	$480,171	$350,370	$1,805,162	$1,229,215
Cost of goods sold	289,480	227,673	1,134,802	798,094
Gross profit	190,691	122,697	670,360	431,121
Operating expenses
Selling, general and administrative	70,951	52,829	257,710	185,067
Research and development	30,096	24,819	119,200	94,288
Amortization of acquisition-related intangible assets	4,077	4,012	16,216	16,261
Loss (gain) on disposal of fixed assets	177	214	246	106
Other operating expense	(601)	1,067	1,003	1,067
Total operating expense	104,700	82,941	394,375	296,789
Income from operations	85,991	39,756	275,985	134,332
Other income (expense)
Interest income	788	487	3,139	1,066
Interest expense	(1,193)	(4,019)	(7,491)	(11,662)
Foreign currency loss, net	(1,123)	(3,671)	(2,107)	(9,814)
Unrealized gain on investments	13,180	2,083	28,018	2,083
Other income	11,153	1,434	17,551	4,336
Total other income (expense)	22,805	(3,686)	39,110	(13,991)
Income before income taxes and noncontrolling interest	108,796	36,070	315,095	120,341
Income tax provision	42,487	6,015	78,807	21,112
Net income	66,309	30,055	236,288	99,229
Less: net (income) loss attributable to noncontrolling interest	(796)	(320)	(7,525)	(1,141)
Net income attributable to common stockholders	$65,513	$29,735	$228,763	$98,088

Earnings per share attributable to common stockholders:
Basic	$1.46	$0.60	$5.11	$1.92
Diluted	$1.43	$0.59	$5.00	$1.88

Number of shares used in computation:
Basic	45,018	49,340	44,772	51,004
Diluted	45,942	50,418	45,781	52,133

Note: Throughout this release, we refer to “net income attributable to common stockholders” as “net income.”

DIODES INCORPORATED AND SUBSIDIARIES

RECONCILIATION OF NET INCOME TO ADJUSTED NET INCOME

(in thousands, except per share data)

(unaudited)

For the three months ended December 31, 2021:

	Operating Expenses	Other Income (Expense)	Income Tax Provision	Net Income
Per-GAAP				$65,513

Diluted earnings per share (Per-GAAP)				$1.43

Adjustments to reconcile net income to non-GAAP net income:

Amortization of acquisition-related intangible assets	4,077		(748)	3,329

Acquisition-related costs	551		(116)	435

LSC investments related		(13,181)	26,642	13,461

Gain on sale of manufacturing subsidiary		(9,446)	-	(9,446)

Non-GAAP				$73,292

Diluted shares used in computing earnings per share				45,942

Non-GAAP diluted earnings per share				$1.60

Note: Included in GAAP and non-GAAP net income was approximately $6.5 million, net of tax, non-cash share-based compensation expense. Excluding share-based compensation expense, both GAAP and non-GAAP diluted earnings per share would have improved by $0.14 per share.

DIODES INCORPORATED AND SUBSIDIARIES

CONSOLIDATED RECONCILIATION OF NET INCOME TO ADJUSTED NET INCOME – Cont.

(in thousands, except per share data)

(unaudited)

For the three months ended December 31, 2020:

	COGS	Operating Expenses	Other Income (Expense)	Income Tax Provision	Net Income
Per-GAAP					$29,735

Diluted earnings per share (Per-GAAP)					0.59

Adjustments to reconcile net income to non-GAAP net income:

Amortization of acquisition-related intangible assets		4,012		(742)	3,270

Acquisition-related financing costs			3,277	(721)	2,556

Acquisition-related costs	306	1,397	59	(290)	1,472

LSC investments related			(2,143)	429	(1,714)

Restructuring Cost		2,471		(462)	2,009

Non-GAAP					$37,328

Diluted shares used in computing earnings per share					50,418

Non-GAAP diluted earnings per share					$0.74

Note: Included in GAAP and non-GAAP adjusted net income was approximately $5.1 million, net of tax, non-cash share-based compensation expense. Excluding share-based compensation expense, both GAAP and non-GAAP adjusted diluted earnings per share would have improved by $0.10 per share.

DIODES INCORPORATED AND SUBSIDIARIES

RECONCILIATION OF NET INCOME TO ADJUSTED NET INCOME

(in thousands, except per share data)

(unaudited)

For the twelve months ended December 31, 2021:

	Operating Expenses	Other Income (Expense)	Income Tax Provision	Net Income
Per-GAAP				$228,763

Diluted earnings per share (Per-GAAP)				$5.00

Adjustments to reconcile net income to non-GAAP net income:

Amortization of acquisition-related intangible assets	16,216		(2,974)	13,242

Acquisition-related costs	2,816		(591)	2,225

LSC investments related		(28,018)	29,609	1,591

Gain on sale of manufacturing subsidiary		(9,446)	-	(9,446)

#REF!	961		(144)	817

Non-GAAP				$237,192

Diluted shares used in computing earnings per share				45,781

Non-GAAP diluted earnings per share				$5.18

Note: Included in GAAP and non-GAAP net income was approximately $26.2 million, net of tax, non-cash share-based compensation expense. Excluding share-based compensation expense, both GAAP and non-GAAP diluted earnings per share would have improved by $0.57 per share.

DIODES INCORPORATED AND SUBSIDIARIES

CONSOLIDATED RECONCILIATION OF NET INCOME TO ADJUSTED NET INCOME – Cont.

(in thousands, except per share data)

(unaudited)

For the twelve months ended December 31, 2020:

	COGS	Operating Expenses	Other Income (Expense)	Income Tax Provision	Net Income
Per-GAAP					$98,088

Diluted earnings per share (Per-GAAP)					$1.88

Adjustments to reconcile net income to non-GAAP net income:

Amortization of acquisition-related intangible assets		16,261		(2,991)	13,270

Acquisition-related financing costs			9,395	(2,064)	7,331

Acquisition-related costs	306	2,521	59	(520)	2,366

Restructuring Cost		2,471		(462)	2,009

Board-member retirement costs		1,705		(358)	1,347

LSC investments related			(2,143)	429	(1,714)

Non-GAAP					$122,697

Diluted shares used in computing earnings per share					52,133

Non-GAAP diluted earnings per share					$2.35

Note: Included in GAAP and non-GAAP adjusted net income was approximately $18.6 million, net of tax, non-cash share-based compensation expense. Excluding share-based compensation expense, both GAAP and non-GAAP adjusted diluted earnings per share would have improved by $0.36 per share.

ADJUSTED NET INCOME AND ADJUSTED EARNINGS PER SHARE

The Company’s financial statements present net income and earnings per share that are calculated using accounting principles generally accepted in the United States (“GAAP”). The Company’s management makes adjustments to the GAAP measures that it feels are necessary to allow investors and other readers of the Company’s financial releases to view the Company’s operating results as viewed by the Company’s management, board of directors and research analysts in the semiconductor industry. These non-GAAP measures are not prepared in accordance with, and should not be considered alternatives or necessarily superior to, GAAP financial data and may be different from non-GAAP measures used by other companies. Because non-GAAP financial measures are not standardized, it may not be possible to compare these financial measures with other companies’ non-GAAP financial measures, even if they have similar names. The explanation of the adjustments made in the table above, are set forth below:

Detail of non-GAAP adjustments

Amortization of acquisition-related intangible assets – The Company excluded this item, including amortization of developed technologies and customer relationships. The fair value of the acquisition-related intangible assets is amortized using straight-line methods which approximate the proportion of future cash flows estimated to be generated each period over the estimated useful life of the applicable assets. The Company believes that exclusion of this item is appropriate because a significant portion of the purchase price for its acquisitions was allocated to the intangible assets that have short lives and exclusion of the amortization expense allows comparisons of operating results that are consistent over time for both the Company’s newly acquired and long-held businesses. In addition, the Company excluded this item because there is significant variability and unpredictability among companies with respect to this expense.

Acquisition related costs – The Company excluded expenses associated with the acquisition of LITE-ON Semiconductor, which consisted of advisory, legal and other professional and consulting fees. These costs were expensed as they were incurred and as services were received, and in which the corresponding tax adjustments were made for the non-deductible portions of these expenses. The Company believes the exclusion of the acquisition related costs provides investors with a more accurate reflection of costs likely to be incurred in the absence of an unusual event such as an acquisition and facilitates comparisons with the results of other periods that may not reflect such costs.

LSC investments related – The Company excluded market to market adjustments and the associated tax on certain LSC equity investments. The Company has also excluded certain taxes related to integration and restructuring activities within certain Taiwan subsidiaries including LSC. The Company believes this is not reflective of the ongoing operations and exclusion of this provides investors an enhanced view of the Company’s operating results.

Gain on sale of manufacturing subsidiary – The Company excluded gains associated with the sale of a manufacturing subsidiary. The transaction closed in December 2021. The Company believes this is not reflective of the ongoing operations and exclusion of this provides investors an enhanced view of the Company’s operating results

Restructuring costs – The Company has recorded restructuring charges related to the shutdown and relocation of one of our assembly and test facilities located in Chengdu, China, restructuring at other China sites, and restructuring of select European entities. These restructuring charges are excluded from management’s assessment of the Company’s operating performance. The Company believes the exclusion of the restructuring charges provides investors an enhanced view of the cost structure of the Company’s operations and facilitates comparisons with the results of other periods that may not reflect such charges or may reflect different levels of such charges.

Board member retirement costs – The Company excluded expenses in connection with the retirement of a member of the Company’s board of directors. The Company modified that director’s unvested RSU grants to vest upon his retirement. The shares subject to the modified grants will be released to that board member as if they were vesting under the original vesting timeline. In connection with this modification the Company recorded additional expense of approximately $1.7 million.

CASH FLOW ITEMS

Free cash flow (FCF) (Non-GAAP)

FCF for the fourth quarter of 2021 is a non-GAAP financial measure, which is calculated by subtracting capital expenditures from cash flow from operations. For the fourth quarter of 2021, FCF was $22.5 million, which represents the cash and cash equivalents that we are able to generate after taking into account cash outlays required to maintain or expand property, plant and equipment. FCF is important because it allows us to pursue opportunities to develop new products, make acquisitions and reduce debt.

CONSOLIDATED RECONCILIATION OF NET INCOME TO EBITDA

EBITDA represents earnings before net interest expense, income tax provision, depreciation and amortization. Management believes EBITDA is useful to investors because it is frequently used by securities analysts, investors and other interested parties, such as financial institutions in extending credit, in evaluating companies in our industry and provides further clarity on our profitability. In addition, management uses EBITDA, along with other GAAP and non-GAAP measures, in evaluating our operating performance compared to that of other companies in our industry. The calculation of EBITDA generally eliminates the effects of financing, operating in different income tax jurisdictions, and accounting effects of capital spending, including the impact of our asset base, which can differ depending on the book value of assets and the accounting methods used to compute depreciation and amortization expense. EBITDA is not a recognized measurement under GAAP, and when analyzing our operating performance, investors should use EBITDA in addition to, and not as an alternative for, income from operations and net income, each as determined in accordance with GAAP. Because not all companies use identical calculations, our presentation of EBITDA may not be comparable to similarly titled measures used by other companies. For example, our EBITDA takes into account all net interest expense, income tax provision, depreciation and amortization without taking into account any amounts attributable to noncontrolling interest. Furthermore, EBITDA is not intended to be a measure of free cash flow for management’s discretionary use, as it does not consider certain cash requirements such as tax and debt service payments.

The following table provides a reconciliation of net income to EBITDA (in thousands, unaudited):

	Three Months Ended		Twelve Months Ended
	December 31		December 31
	2021	2020	2021	2020
Net income (per-GAAP)	$65,513	$29,735	$228,763	$98,088
Plus:
Interest expense, net	405	3,532	4,352	10,596
Income tax provision	42,487	6,015	78,807	21,112
Depreciation and amortization	30,572	27,802	122,656	108,845
EBITDA (non-GAAP)	$138,977	$67,084	$434,578	$238,641

DIODES INCORPORATED AND SUBSIDIARIES

CONSOLIDATED CONDENSED BALANCE SHEETS

(in thousands)

	December 31	December 31,
	2021	2020
	(unaudited)	(audited)
Assets
Current assets:
Cash and cash equivalents	$363,599	$268,065
Restricted Cash	3,219	52,464
Short-term investments	6,542	6,142
Accounts receivable, net of allowances of $4,324 and $3,806 at December 31, 2021 and December 31, 2020, respectively	358,496	320,061
Inventories	348,622	307,062
Prepaid expenses and other	107,194	70,193
Total current assets	1,187,672	1,023,987
Property, plant and equipment, net	582,079	530,815
Deferred income tax	21,256	57,841
Goodwill	149,890	158,331
Intangible assets, net	94,550	110,591
Other long-term assets	159,048	97,892
Total assets	$2,194,495	$1,979,457

Liabilities
Current liabilities:
Line of credit	$18,068	$140,563
Accounts payable	221,254	168,045
Accrued liabilities	184,649	160,117
Income tax payable	29,682	19,177
Current portion of long-term debt	17,381	21,860
Total current liabilities	471,034	509,762
Long-term debt, net of current portion	265,574	288,179
Deferred tax liabilities	32,230	34,598
Other long-term liabilities	122,933	130,795
Total liabilities	891,771	963,334

Commitments and contingencies

Stockholders' equity
Preferred stock - par value $1.00 per share; 1,000,000 shares authorized; no shares issued or outstanding	-	-
Common stock - par value $0.66 2/3 per share; 70,000,000 shares authorized; 45,017,774 and 44,276,194, issued and outstanding at December 31, 2021 and December 31, 2020, respectively	36,195	35,692
Additional paid-in capital	471,649	449,598
Retained earnings	1,116,809	888,046
Treasury stock, at cost, 9,272,513 shares held at December 31, 2021 and 9,259,858 shares held at December 31, 2020	(336,894)	(335,910)
Accumulated other comprehensive loss	(50,517)	(73,606)
Total stockholders' equity	1,237,242	963,820
Noncontrolling interest	65,482	52,303
Total equity	1,302,724	1,016,123
Total liabilities and stockholders' equity	$2,194,495	$1,979,457